Exhibit 99.1

NASSDA CORPORATION

AMENDED AND RESTATED CODE OF ETHICS FOR

PRINCIPAL EXECUTIVE AND SENIOR FINANCIAL OFFICERS

I.                                         INTRODUCTION AND PURPOSE

This Code of Ethics (the “Code”) for Principal Executive and Senior Financial Officers and the individuals who have been deemed by the Board of Directors to be executive officers of Nassda Corporation (the “Company”) for the purposes of Section 16 of the Securities Exchange Act of 1934, as amended (“Section 16 Officers”) helps maintain the Company’s standards of business conduct and ensures compliance with legal requirements, specifically Section 406 of the Sarbanes-Oxley Act of 2002 and the Securities and Exchange Commission (the “SEC”) rules promulgated thereunder.

The purpose of the Code is to deter wrongdoing and promote ethical conduct.  The matters covered in this Code are of the utmost importance to the Company, our stockholders and our business partners, and are essential to our ability to conduct our business in accordance with our stated values.

Nothing in this Code, in any Company policies and procedures, or in other related communications (verbal or written) creates or implies an employment contract or term of employment.

II.                                     APPLICATION

The Code is applicable to the following persons (referred to collectively as the “Officers”):

•                  Our principal executive officer,

•                  Our principal financial officer,

•                  Our other Section 16 Officers;

•                  Our principal accounting officer or controller, and

•                  Persons performing similar functions.

III.                                 CODE OF ETHICS

It is the policy of the Company that each Officer:

•                  Act honestly, ethically and with integrity.

•                  Avoid and ethically address actual or apparent conflicts of interest between personal and professional relationships, including disclosure of any transaction or relationship that reasonably could be expected to give rise to a conflict of interest to the Company’s Audit Committee.

•                  Perform responsibilities with a view to causing disclosure in the Company’s public communications, including reports and documents that the Company files with, or submits to, the SEC, to be full, fair, accurate, timely and understandable.

•                  Comply with applicable governmental laws, rules and regulations, and acquire appropriate knowledge of such laws, rules and regulations relating to the Officer’s duties sufficient to enable the Officer to recognize potential dangers and violations and to know when to seek professional advice from outside counsel or independent auditors.

•                  Promote ethical behavior among subordinates and peers.

•                  Use corporate assets and resources employed or entrusted in a responsible manner.

•                  Report promptly any conduct that the Officer believes to be a violation of the Code to the Company’s Audit Committee and cooperate in any internal or external investigations of possible violations.  It is against the Company’s policy to retaliate in any way against any person for good faith reporting of violations of applicable law, this Code or any other Company policy, or against any person who is assisting in any investigation or process with respect to such a violation.

In all cases, if an Officer is unsure about the appropriateness of an event or action, he or she should seek assistance in interpreting the requirements of this Code by contacting the Company’s Audit Committee.

IV.                                ENFORCEMENT AND DISCIPLINARY ACTIONS

In the event an alleged violation of the Code is reported to the Company’s Audit Committee, the Audit Committee will determine, or designate appropriate persons to determine, whether there is an actual violation and if so, the appropriate actions to be taken.  Actual violations of this Code, including failures to report potential violations by others, can lead to disciplinary action at the Company’s discretion, up to and including termination.  Where the Company has suffered a loss, it may pursue its remedies against the individuals or entities responsible.

V.                                    WAIVER AND AMENDMENT

We are committed to continuously reviewing and updating our policies and procedures.  Therefore, this Code is subject to modification.  Any amendment or waiver of any provision of this Code must be approved in writing by the Company’s Board of Directors.

VI.                                DISCLOSURE

We are required to disclose promptly and in accordance with applicable law any change in, or waiver of, any provision of the Code.